                               GLEN E. RONEY

                           AMENDED AND RESTATED

                        DEFERRED COMPENSATION PLAN


     This Amended and Restated Deferred Compensation Plan, made and entered into as of January 9, 1996 between Texas State Bank of McAllen, a Texas banking corporation, having its principal office in McAllen, Texas (said Bank being hereinafter referred to as the "Company") and Glen E. Roney of McAllen, Texas (hereinafter referred to as the "Employee"), amends the Glen E. Roney Deferred Compensation Plan originally executed as of December 31, 1993, to incorporate changes necessary for a favorable private letter ruling from the IRS and restates the Plan, as amended, in its entirety.

     WHEREAS, the Employee serves as the Chief Executive Officer of the Company and in that capacity his services are valued by the Company, and it is the desire of the Company to have the benefit of the Employee's continued loyalty, service and counsel and also to assist him in providing for the contingencies of death and old age dependence; and

     WHEREAS, the Company has made a determination to provide the Employee certain retirement and death benefits as more particularly hereinafter described:

     NOW, THEREFORE, it is hereby agreed by and between the Employee and the Company that:

     1. RETIREMENT BENEFIT. Provided that the Employee complies with the terms and provisions hereof (including the requirement of continued employment, subject to the exceptions provided in paragraph 6 hereof) the Company will pay to Employee $100,000 per year, beginning October 29, 2002, and continuing regularly on the same calendar day of each year thereafter, until the Employee has been paid the aggregate sum of $1,500,000. In the event that the Employee should die after said payments have commenced but before the aggregate amount herein provided is fully paid, the unpaid balance of payments due will continue to be paid by the Company to those beneficiaries designated in paragraph 2 below.

     2. DEATH BENEFIT. Should the Employee die before October 29, 2002, while in the employ of the Company (subject to the exceptions provided in paragraph 3(a) hereof), the Company beginning at a date to be determined by the Company but within 30 days from the date of death, will pay $100,000 per year until the aggregate sum of $1,500,000 has been paid, to the following beneficiary or beneficiaries:

         Rita K. Roney, provided that if Rita K. Roney does not survive the Employee for a period of at least thirty (30) days, such sum shall be payable to the Employee's estate.

The beneficiary or beneficiaries named herein may be changed (without the consent of any prior beneficiary) at any time by the Employee by written notification to the Company.

     3. CONDITIONS. The obligations of the Company under the terms hereof are subject to the following conditions and requirements:

         a. The obligation of the Company to make payments as herein provided is conditioned upon, the employment of the Employee by the Company of one or more of its subsidiaries continuously until the earlier of the date of Employee's death or October 29, 2002, except that such requirement and limitation shall not be applicable (and the Employee shall not be required to be continuously employed by the Company) if, prior to such date, (i) the Employee's annual cash compensation paid by the Company is substantially reduced from the cash compensation paid by the Company to the Employee during 1993, or (ii) Employee's duties on behalf of the Company are modified such that Employee is no longer performing the function of Chief Executive Officer of the Company, or (iii) Employee ceases his employment as a result of a disability that makes it impossible for Employee to carry his duties as Chief Executive Officer of the Company, or (iv) Employee is discharged the Company without cause.

         b. The obligation of the Company to make payments as herein provided is further conditioned upon the requirement that, during the period that retirement payments are being, made, the Employee shall not engage in business activities which are in competition with the Company without first obtaining the written consent of the Company.

     4. LEAVE OF ABSENCE. The Company may, in its sole discretion, permit the Employee to take a leave of absence for a period not to exceed one year. During this time, the Employee shall still be considered an employee of the Company for purposes of this Agreement.

     5. ASSIGNABILITY. The Employee's rights to benefit payments under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Employee or the Employee's beneficiaries.

     6. EMPLOYMENT RIGHTS. This Agreement creates no right in the Employee to continue in the Company's employ for any specified length of time, nor does it create any obligations on the part of the Company, except as expressly set forth in this Agreement.


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

     7. TRUST. The Employee acknowledges that he has the status of a general unsecured creditor of the Company, and the Plan constitutes a mere promise by the Company to make benefit payments in the future. Any trust created by the Company and any assets held by the trust to assist the Company in meeting its obligations under the Plan will conform to the terms of the model trust described in Revenue Procedure 92-64. It is the intention of the parties that this deferred compensation plan be unfunded for tax purposes and for purposes of Title I of ERISA. The Company has executed and made the initial funding of a trust in the form of that certain Amended and Restated Trust Under Glen E. Roney Amended and Restated Deferred Compensation Plan attached hereto as Annex A, which is intended to conform to the terms of the model trust described in Revenue Procedure 92-64. The amount of the initial funding was determined by the Company in its sole discretion. The purpose of the Trust is to receive contributions from the Company and make disbursements to the Employee pursuant to this Agreement. To the extent that the Company has funded the Trust, the payments to be made to Employee pursuant to this Agreement shall be paid out of assets of the Trust, provided that Employee acknowledges and agrees that notwithstanding the funding of such Trust, the Employee shall nonetheless have only an unsecured claim against the general assets of the Company. Employee acknowledges that any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event the Company becomes Insolvent, as described or defined in Section 3(a) of the Trust. In the event of a shortfall in funds available in the Trust, the deficit shall be paid by the Company. Notwithstanding anything herein to the contrary, upon a Change of Control (as defined in the Trust), the Company shall fully fund the Trust with funds adequate to fully discharge any then remaining obligation of the Company under the terms of this Agreement.

     8. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas.

     9. AMENDMENTS. This Agreement may be amended, but only by an instrument in writing executed by both the Company and the Employee. As soon as reasonably practicable, the Company will initiate a private letter ruling request with the Internal Revenue Service, on terms and provisions reasonably acceptable to the Company and the Employee to the effect that the benefits payable to the Employee under the terms of this Plan will not be taxable to the Employee until actual receipt thereof by the Employee. Notwithstanding the foregoing or anything herein to the contrary, the Company and the Employee covenant to mutually agree to amend this Plan, as and to the extent reasonably necessary to obtain such a favorable private letter ruling.
Except as otherwise provided in this paragraph, Employee and the Company agree that the agreements and obligations herein set forth shall be binding upon the Company and the Employee and their respective successors, assigns, beneficiaries, heirs, executors and administrators.

     EXECUTED as of the date first written above.

                                      TEXAS STATE BANK OF McALLEN


                                      By:  /s/ GEORGE R. CARRUTHERS
                                         -------------------------------------
                                         Name:    George R. Carruthers
                                                ------------------------------
                                         Title:   EVP & CFO
                                                ------------------------------

                                       /s/ GLEN E. RONEY
                                      ----------------------------------------
                                      Glen E. Roney









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